UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 3, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

450 North Brand Boulevard, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation arrangements of certain officers

On August 3, 2010, DineEquity, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Richard C. Celio, the Company’s Chief Restaurant Support Officer, in connection with his retirement from the Company effective August 31, 2010.

Pursuant to the Agreement, the Company agreed to provide Mr. Celio, in consideration of a general release from Mr. Celio of any claims against the Company, the following separation benefits: (i) a payment of $659,967 (less all applicable taxes) generally consisting of one times Mr. Celio’s current annual base salary and average annual bonus for the past three years; (ii) payment of Mr. Celio’s COBRA premiums for 24 months unless he sooner becomes eligible for healthcare benefits under another employer’s plan; (iii) payment of Mr. Celio’s premiums associated with the continuation of his supplemental life insurance benefit for 24 months; (iv) $10,500 for outplacement services and (iv) accelerated vesting of his outstanding unvested restricted stock and stock options. These payments and benefits are conditioned upon Mr. Celio giving the company a general release of all claims and not revoking the Agreement by the 8th day following his execution of the Agreement.

A copy of the Agreement is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Retirement Agreement and General Release of All Claims between DineEquity, Inc. and Richard C. Celio dated August 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DineEquity, Inc.

Date: August 9 , 2010	By:	/s/ Rebecca R. Tilden
		Name:	Rebecca R. Tilden
		Title:	Interim General Counsel and Secretary